UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2015

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

10 Water Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 272-4235

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 6, 2015, STR Holdings, Inc. (the “Company”) was notified by the New York Stock Exchange (the “NYSE”) that the Company is not in compliance with NYSE Listed Company Manual Section 802.01C because the average closing price of the Company’s common stock has been less than $1.00 for 30 consecutive trading days. Accordingly, the Company is subject to the procedures specified in Section 802.01C, which provides, among other things, that the Company must bring its share price and average share price above $1.00 within six months following receipt of notification of noncompliance.

As required under NYSE rules, the Company issued a press release (the “Press Release”) announcing, among other things, its receipt of the NYSE notice.  The Press Release also includes the action that the Company is currently attempting to regain compliance with the NYSE listing standards.  As noted in the press release, the Company cannot assure that it will be successful in regaining compliance with NYSE listing standards.  A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by the Company on August 12, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: August 12, 2015	By:	/s/ JOSEPH C. RADZIEWICZ
Joseph C. Radziewicz
Vice President, Chief Financial Officer and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by the Company on August 12, 2015.